UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTRIBE P.L.C.

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization

7372

(Primary Standard Industrial Classification Code Number)

Not applicable

(IRS Employer ID No.)

1st floor

Victory House, 99-101

Regent Street

W1B4EZ LONDON

United Kingdom

(Address of principal offices) (zip code)

+44020 32140420

(Registrant’s telephone number, including area code)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares offered by the Company	1,000,000	$6.00	$6,000,000	$695.40

Ordinary Shares offered by Selling Shareholders	1,500,000	$6.00	$9,000,000	1,043.10

Total	2,500,000	$6.00	$15,000,000	$1,738.50

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

XTRIBE P.L.C.

1,000,000 Ordinary Shares

1,500,000 Selling Shareholder Ordinary Shares

This is the initial offering of ordinary shares of XTRIBE P.L.C. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 Ordinary Shares at a fixed price of $6.00 per share. In addition, selling shareholders are offering an additional 1,500,000 Ordinary Shares. There is no minimum number of shares that must be sold by the Company for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered by the Company. The offering of shares by the Company is being conducted on a self-underwritten, best efforts basis, which means the Company will attempt to sell the shares. This Prospectus will permit the Company to sell the shares directly to the public, with no commission or other remuneration payable to it for any shares it may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $6.00 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,000,000 shares offered by the Company registered under the Registration Statement of which this Prospectus is part.

SHARES TO BE REGISTERED

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price

Ordinary Shares offered by the Company	1,000,000	$6.00	$6,000,000

Ordinary Shares offered by Selling Shareholders	1,500,000	$6.00	$9,000,000

Total	2,500,000	$6.00	$15,000,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Ordinary Shares are not traded on any exchange or market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Ordinary Shares to be eligible for trading. Ultimately, the Company would intend, when eligible, to apply to be traded on the NYSE MKT or other additional markets. To be eligible for quotation on the NYSE MKT, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the NYSE MKT.

We do not yet have a market maker who has agreed to file such application. There can be no assurance that our Ordinary Shares will ever be quoted on a stock exchange or a quotation service or that any market for our Common Shares will develop. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

XTRIBE Ltd. (the predecessor to the registrant) commenced operations on May, 12, 2014. To date we have been primarily been engaged in organizational and business development’s activities. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY ORDINARY SHARES OF XTRIBE P.L.C..

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that was filed by XTRIBE P.L.C. with the U.S. Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated ___________ , 2016

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “XTRIBE” “we,” “us,” the “Company” and “our,” refer to XTRIBE P.L.C., a Company registered in England and Wales.

Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating growth following December, 2016, the Company will clearly require additional funding for ongoing operations and to finance additional growth. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near term financing requirement (less than 6 months), is anticipated to be approximately $330,000, which includes a monthly overhead burn rate of $55,000, public reporting costs and the remainder allocated to the Company’s general working capital.

Beyond our near term financing requirement (more than 6 months), we will need an additional approximately $6,000,000 to implement the Company’s plan of operations. Of this amount, we anticipate that we will need approximately $2,500,000 of the total amount required by the end of calendar year 2016, with the remainder being needed in early 2017.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

THE COMPANY

Business Overview

The Company was originally registered as a private limited company in the United Kingdom as MEC FOOD (UK) LTD on December 12, 2011. On May 12, 2014, the Company changed its name to XTRIBE Limited. On April 30, 2016, the Company was registered as a public limited company and changed its name to XTRIBE P.L.C. The Company has developed a free smartphone application which allows the user to sell, buy, swap and rent objects and services utilizing an active geolocation tool which locates all potential customers within any specified geographic target. Transactions can be completed without any intermediary, directly between party and counter-party, without any commissions or third-party payments. Users have the option of customizing the app to best promote commerce. The Company derives revenues by its B2B division, XTRIBE Store. The XTRIBE application is available for Apple and Android devices and can be easily downloaded for free to a user’s mobile device. Once installed, the user establishes a free account and can immediately transact and communicate with other users.

The Company’s principal office is located in London, England.

The Company’s application has several elements:

●	The user can create ads for any product or service which is then accessed by other users on a geolocalized basis. When a user accesses the application, the user sees a map of the user’s local area and the location of other users in that area who are selling goods or services. In this manner, the application is ideal for both sellers and purchasers.

●	Using the application, a user can connect with other users in a social networking context in order to facilitate communications and personal interactions related to commerce transacted using the application.

●	Transactions are completed in a direct and simplified manner, without the necessary of going through any middlemen. The entire transaction can be completed utilizing a smartphone. Purchasers can make offers to and /or barter with the seller and facilitate payment.

●	Sellers can customize their offerings to use identity programs to market goods and services.

●	The application is available in multiple languages.

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The Company intends to advertise through social media and other internet-related channels. The Company’s website is www.xtribeapp.com. In this manner, the Company believes that it will be able to achieve significant market penetration for its application to a vast number of users in a relatively short timeframe.

The Company’s initial application is fully developed and operational and it has approximately 200,000 registered users.

Initial Capital Formation

In 2013, the Company issued an aggregate of 10,000 Ordinary Shares to its founders for an aggregate consideration of $14,882. On April 30, 2016, the Company effectuated a recapitalization (forward split) of 21.1 to 1 which resulted in the 10,000 Ordinary Shares being reclassified as 211,000 Ordinary Shares. In 2015, the Company issued an additional 29,624 Ordinary Shares (on a post-reclassification basis) for a total consideration of $361,036. In the six months ended June 30, 2016, the Company issued another 6,114 Ordinary Shares for a total consideration of $80,246. At June 30, 2016, the Company had 246,738 Ordinary Shares issued and outstanding. The Registrant sold these Company Ordinary Shares under an exemption from registration provided by Section 4(a)(2) of the Securities Act and, to offshore holders, under an exemption from registration provided by Regulation S.

Without taking into account this offering, we will run out of funds approximately December 31, 2016. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following [date], the Company will clearly require additional funding for ongoing operations and to finance such film projects it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

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3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

This Prospectus

The 1,000,000 shares to be issued in connection with this Offering would not be eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares to be sold in the Offering~~.~~

THE OFFERING

Shares currently issued and outstanding	8,882,508(1)
Shares offered by the Company	1,000,000
Shares offered by the Selling Shareholders	1,500,000
Use of proceeds	Working Capital:

$900,000 Sales department Salaries & Expenses

$850,000 Technical department Salaries & Expenses

$780,000 Board and Management Salaries & Expenses

$2,270,000 Marketing Expense and Overhead

(1)	Shares outstanding as of October 26, 2016.

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RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated November 18, 2016 our independent auditors stated that our financial statements for the period ended December 31, 2015 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. In our early stages of development and operation, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

Without taking into account the offering, we will run out of funds approximately December 31, 2016. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following December 31, 2016, the Company will clearly require additional funding for ongoing operations and to finance such additional business it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our near term financing requirement less than 12 months, is anticipated to be approximately $2,500,000, which includes a monthly overhead burn rate of $55,000, public reporting costs and the remainder allocated to general working capital. Beyond our near term financing requirement (more than 12 months), we will need an additional approximately $7,250,000 to fully implement the Company’s plan of operations.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

We commenced initial operations in May 2014 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are an early stage emerging growth company with no sales to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

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We have no profitable operating history and May Never Achieve Profitability

From inception, XTRIBE P.L.C. (the “Company”) was organized to develop free smartphone applications which allow the user to sell, buy, swap and rent objects and services utilizing an active geolocation tool which locates all potential customers within any specified geographic target. The Company will derive revenues by through its B2B division, XTRIBE Store. In this regard, the Company seeks to reshape smartphone e-commerce by delivering a new, easy-to-use application providing added value to the user. As of the date of this prospectus, the Company has yet to engage in any meaningful business activities. Through June 30, 2016, the Company has not generated any revenues and the Company has operated with minimal overhead. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our applications. There can be no assurance that we will ever generate significant revenues or achieve profitability. Should this be the case, our Ordinary Shares could become worthless and investors in our Ordinary Shares or other securities could lose their entire investment.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, only our Chief Executive Officer devotes full time to the business and the Chairman and Chief Financial Officer devote approximately one-half of their time to the business. Without full-time devoted management, the Company could be forced to cease operations and investors in our Ordinary Shares or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own approximately 3,214,183 Ordinary Shares, representing approximately 35.7% of the voting control of the Company. Our current officers and directors therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will run out of funds approximately December 31, 2016. Following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. To fund the Company’s operating expenses following December 31, 2016, the Company will clearly require additional funding for ongoing operations and to finance additional applications and services it may identify. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to consumer spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our consumers and their continued willingness to accept our products and services. An overall decline in the economy could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of revenues and thereby be forced to cease operations.

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Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of Ordinary Stock may, upon their issuance, lead to dilution of existing shareholders.

We are authorized to issue unlimited Ordinary Shares, of which, as of October 26, 2016, 8,882,508 were issued and outstanding~~.~~ No Preference Shares are issued and outstanding as of October 26, 2016. Additional shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Ordinary Shares and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Ordinary Shares or Preference Shares by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our Ordinary Shares.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

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We may not have adequate insurance coverage

We currently have only general liability insurance and we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive national, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the NYSE MKT or other market(s), there can be no assurance as the prices at which our Ordinary Shares will trade if a trading market develops, of which there can be no assurance. Until our Ordinary Shares are fully distributed and an orderly market develops, (if ever) in our Ordinary Shares, the price at which it trades is likely to fluctuate significantly.

Prices for our Ordinary Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the Ordinary Shares, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our Ordinary Shares. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our Ordinary Shares are subject to the Penny Stock Regulations

Our Ordinary Shares will likely be subject to the SEC’s “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our Ordinary Shares are illiquid and subject to price volatility unrelated to our operations

The market price of our Ordinary Shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Ordinary Shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of Ordinary Shares, or the perception that such sales could occur, could adversely affect the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of our equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. Our failure to apply these funds effectively could have a material adverse effect on our business, stunt the growth of our business domestically and in foreign markets, and cause the price of our Ordinary Shares to decline.

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You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per Ordinary Share being offered is substantially higher than the net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Based on the public offering price of $6.00 per share, if you purchase Ordinary Shares in this offering, you will suffer immediate and substantial dilution of $5.42 per share in the net tangible book value of the Ordinary Shares. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Ordinary Shares in this offering.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our Ordinary Shares or other securities may adversely affect our Ordinary Share price.

In order to raise additional capital, we may in the future offer additional shares of our Ordinary Shares or other securities convertible into or exchangeable for our common stock, including but not limited to Preference Shares and convertible debt. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share in this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those shares of Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be deemed to be a “shell company”

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c).

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Risks Related to Our Business and Industry

If the market does not accept or embrace our applications and services, our business may fail.

The applications and services we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept our products and services, or any of them. If the public fails to accept our products and services to a satisfactory degree, our business may fail.

Our market is highly competitive.

The market for smartphone applications is highly competitive and most competitive companies and products will be far better financed and capitalized and have substantially greater resources than ours. While we believe that our applications and services are competitive with applications and services provided by other companies, there is no guarantee that we will be able to effectively compete against them, and if we do not effectively compete, our business may fail.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We seek to protect our intellectual property through trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use property that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to steal our intellectual property. Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business, financial condition and results of operations.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into licensing agreements.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

The Company anticipates using the proceeds of the Offering for working capital and general administrative purposes. At this time, the Company has identified the following proposed uses of the Offering proceeds:

●	$900,000 for Sales Department Salaries & Expenses

●	$850,000 for Technical Department Salaries & Expenses

●	$780,000 for Board and Management Salaries & Expenses

●	$2,270,000 for Marketing and general administration

We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares was arbitrarily determined.

The offering price of the Company’s shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we intend to apply for listing on the NYSE MKT or other market(s) prior to completion of the Offering. In order to be quoted on the NYSE MKT or other trading market(s), a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

Our historical net tangible book value as of June 30, 2016 was approximately ($77,722), or approximately ($0.00875) per share of Ordinary Stock (after adjusting for all forward stock splits). Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Ordinary Stock outstanding as of June 30, 2016.

After giving effect to the sale of 1,000,000 shares of our Ordinary Stock in this offering at the public offering price of $6.00 per share of common stock and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2016 would have been approximately $5,835,540, or $0.591 per share of Ordinary Stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.599 per share to our existing Ordinary stockholders, and an immediate dilution of approximately $5.42 per Ordinary Share to new investors purchasing securities in this offering at the assumed public offering price.

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The following table illustrates this dilution on a per share basis:

Assumed Public Offering Price per Share	$6.00
Historical net tangible book value per Ordinary Share as of June 30, 2016	$(0.00875)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.599
As adjusted net tangible book value per Ordinary Share after this offering	$0.598
Dilution per share to investors participating in this offering	$5.40

The foregoing discussion and table are based on 8,882,508 shares of Ordinary Stock outstanding as of October 26, 2016.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders

As of October 26 2016, there were 22 record holders of our Ordinary Shares. As of October 26, 2016, there were 8,882,568 Ordinary Shares issued and outstanding. No public market currently exists for shares or preference shares. We intend to apply to have our shares initially listed for quotation on the NYSE MKT and/or other trading market(s).

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

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Reports

Upon effectiveness of our initial registration statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our shareholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Island Stock Transfer, Inc.

 Dividend Policy

We have not previously declared or paid any dividends on our shares and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our shares is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The following selected statement of operations data contains statement of operations data and balance sheet for the fiscal years ended December 31, 2015, and December 31, 2014. There is no comparable data for prior periods. The statement of operations data and balance sheet data were derived from the audited financial statements. All share amounts are restated to reflect a 21.1-for-one forward stock split and a 36-for-one forward stock split which became effective April 30, 2016 and November 3, 2016, respectively. Such financial data should be read in conjunction with the financial statements and the notes to the financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of 12/31/2015	As of 12/31/2014
Balance Sheet Data:
Assets	$255,902	$143,885
Liabilities	$451,833	$356,603
Total Shareholders’ Equity	$(195,931)	$(212,718)
Statement of Operations Data:
Revenue	$-	$-
Operating Expenses	$380,720	$237,111
Other Expenses	$-	$-
Net Loss	$(380,720)	$(237,111)
Basis and Diluted Loss Per Share	$(0.05)	$(0.05)
Weighted Average Number of Shares Outstanding	7,958,709	5,064,000

The following selected statement of operations data contains statement of operations data and balance sheet for the six-month periods ended June 30, 2016 and June 30, 2015. All share amounts are restated to reflect a 21.1-for-one forward stock split and a 36-for-one forward stock split which became effective April 30, 2016 and November 3, 2016, respectively. The statement of operations data and balance sheet data were derived from the unaudited financial statements. Such financial data should be read in conjunction with the financial statements and the notes to the financial statements and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of 06/30/2016	As of 06/30/2015
Balance Sheet Data:
Assets	$568,416	$104,741
Liabilities	$646,138	$368,411
Total Shareholders’ Equity	$(77,722)	$(200,652)
Statement of Operations Data:
Revenue	$-	$-
Operating Expenses	$166,764	$124,151
Other Income	$206,708	$-
Net Income (Loss)	$39,945	$(124,151)
Basis and Diluted Income (Loss) Per Share	$0.00	$(0.02)
Weighted Average Number of Shares Outstanding	8,809,205	7,662,592

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was originally registered as a private limited company in the United Kingdom as MEC FOOD (UK) LTD on December 12, 2011. On May 12, 2014, the Company changed its name to XTRIBE Limited. On April 30, 2016, the Company was registered as a public limited company and changed its name to XTRIBE P.L.C. The Company has developed a free smartphone application which allows the user to sell, buy, swap and rent objects and services utilizing an active geolocation tool which locates all potential customers within any specified geographic target. Transactions can be completed without any intermediary, directly between party and counter-party, without any commissions or third-party payments. Users have the option of customizing the app to best promote commerce. The Company derives revenues by its B2B division, XTRIBE Store. The XTRIBE application is available for Apple and Android devices and can be easily downloaded for free to a user’s mobile device. Once installed, the user establishes a free account and can immediately transact and communicate with other users.

To date we have not generated material revenues. As we proceed through 2016, we expect to generate revenue streams through the use of our fully developed and operational application by its registered users.

Strategic Outlook

We believe that the connectivity between by buyers and sellers, the geolocation attributes, and the multilingual capabilities of our application will provide the source for our success in a currently underutilized market.

As our registered user base grows, we intend to hire additional information technology staff to maintain our product offerings and develop new products to increase our market share.

We believe that our near-term success will depend particularly on our ability to develop customer awareness and confidence in our application. Since we have limited capital resources, we will need to closely manage our expenses and conserve our cash by continually monitoring any increase in expenses and reducing or eliminating unnecessary expenditures. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly given that we operate in new and rapidly evolving markets, that we have limited financial resources, and face an uncertain economic environment. We may not be successful in addressing such risks and difficulties.

Results of Operations

Comparison of the Year Ended December 31, 2015 and 2014

The following discussion analyzes our results of operations for the years ended December 31, 2015 and 2014. The following information should be considered together with our condensed financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated significant revenue since our inception. For the years ended December 31, 2015 and 2014, we have not generated any sales. For the years ended December 31, 2015 and 2014, we had a net loss of $380,720 and $237,111.

General and Administrative Expenses

General and administrative expenses increased by $14,393 to $49,234 for the year ended December 31, 2015 from $34,841 for the year ended December 31, 2014. The increase resulted primarily from increases in depreciation and the foreign currency exchange losses.

Sales and Marketing

Sales and marketing expenses for the years ended December 31, 2015 were $58,860 as compared to $0 for the year ended December 31, 2014. The Company launched its marketing campaign during the year ended December 31, 2015.

Research and Development

Research and development expenses were $272,626 and $202,270 for the years ended December 31, 2015 and 2014, an increase of $70,356. The increase is related to enhancements and updates to the application software.

Liquidity and Capital Resources

As of November 7, 2016, the Company has a cash position of approximately $43,000. Based upon the current cash position and the Company’s planned expense run rate, management believes the Company has funds currently to finance its operations through December 2016.

Net cash used in operating activities increased by $191,805 to $381,437 for the year ended December 31, 2015 as compared to $189,632 for the year ended December 31, 2014. The increase resulted primarily from foreign currency exchange losses, the launch of the marketing campaign and research and development expenses.

Net cash used in investing activities was $0 for the year ended December 31, 2015, compared to $97,678 for the year ended December 31, 2014. The purchase of the software application was finalized during the year ended December 31, 2014 and modifications to the software were expensed during the year ended December 31, 2015.

Net cash provided by financing activities increased by $166,724 to $516,827 for the year ended December 31, 2015 from $350,103 for the year ended December 31, 2014. Cash provided by financing activities during the year ended December 31, 2015, consisted of issuances of ordinary shares of approximately $361,000 and additional loans payable – shareholders of approximately $156,000, while loans from shareholders were approximately $350,000 for the year ended December 31, 2014.

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As we have not realized significant revenues since our inception, we have financed our operations through private offerings of debt and equity securities. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.

Since our inception, we have focused on developing and implementing our business plan. We believe that our existing cash resources will not be sufficient to sustain our operations during the next twelve months. We currently need to generate sufficient revenues to support our cost structure to enable us to pay ongoing costs and expenses as they are incurred, finance the development of our platform, and execute the business plan. If we cannot generate sufficient revenue to fund our business plan, we intend to seek to raise such financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we will be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations.

Even if we are successful in generating sufficient revenue or in raising sufficient capital in order to complete the platform, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. There can be no assurance that we will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan. Moreover there can be no assurance we will generate revenues sufficient to fund our operations. In either such situation, we may not be able to continue our operations and our business might fail.

Comparison of the Six Months Ended June 30, 2016 and 2015

The following discussion analyzes our results of operations for the six months ended June 30, 2016 and 2015. The following information should be considered together with our condensed financial statements for such period and the accompanying notes thereto.

Net Revenue/Net Loss

We have not generated significant revenue since our inception. For the six months ended June 30, 2016 and 2015, we have not generated any sales. For the six months ended June 30, 2016 and 2015, we had a net income (loss) of $39,945 and $(124,151).

General and Administrative Expenses

General and administrative expenses increased by $68,180 to $92,715 for the six months ended June 30, 2016 from $24,535 for the six months ended June 30, 2015. The increase resulted primarily from increases in consulting costs offset by an increases in foreign currency exchange gains.

Sales and Marketing

Sales and marketing expenses for the six months ended June 30, 2016 were $41,667 as compared to $6,669 for the six months ended June 30, 2015. The Company continued its marketing campaign during the six months ended June 30, 2016 to increase market awareness.

Research and Development

Research and development expenses were $32,382 and $92,947 for the six months ended June 30, 2016 and 2015, a decrease of $42,613. The decrease is related to the reimbursement of software development costs during the six months ended June 30, 2016.

On June 30, 2016, the Company entered into an agency agreement whereby the agent would receive five percent of all sales that the agent introduced to the Company. In addition, the agent would reimburse the Company 55 percent of the software development costs that the Company had expended, which were $638,720 as of June 30, 2016. Therefore, the amount of $351,296 was billed to the agent and is to be paid by December 31, 2016 and has been recorded as other receivable.

Software development costs that were incurred during the six months ended June 30, 2016, amounting to $163,500, have been completely offset by the agent’s reimbursement, with the remaining reimbursement balance of $206,694 reflected as other income for the six months ended June 30, 2016.

Liquidity and Capital Resources

As of November 7, 2016, the Company has a cash position of approximately $43,000. Based upon the current cash position and the Company’s planned expense run rate, management believes the Company has funds currently to finance its operations through December 2016.

Net cash used in operating activities increased by $166,408 to $307,085 for the six months ended June 30, 2016 as compared to $141,677 for the six months ended June 30, 2015. The increase resulted primarily from accounts receivable related to the reimbursement of software development costs.

Net cash provided by financing activities increased by $90,197 to $272,815 for the six months ended June 30, 2016 from $182,618 for the six months ended June 30, 2015. Cash provided by financing activities during the six months ended June 30, 2016, consisted of issuances of ordinary shares of approximately $80,000 and additional loans payable – shareholders of approximately $193,000.

As we have not realized significant revenues since our inception, we have financed our operations through private offerings of debt and equity securities. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.

Since our inception, we have focused on developing and implementing our business plan. We believe that our existing cash resources will not be sufficient to sustain our operations during the next twelve months. We currently need to generate sufficient revenues to support our cost structure to enable us to pay ongoing costs and expenses as they are incurred, finance the development of our platform, and execute the business plan. If we cannot generate sufficient revenue to fund our business plan, we intend to seek to raise such financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we will be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations.

17

Even if we are successful in generating sufficient revenue or in raising sufficient capital in order to complete the platform, our ability to continue in business as a viable going concern can only be achieved when our revenues reach a level that sustains our business operations. There can be no assurance that we will raise sufficient proceeds, or any proceeds, for us to implement fully our proposed business plan. Moreover there can be no assurance we will generate revenues sufficient to fund our operations. In either such situation, we may not be able to continue our operations and our business might fail.

The foregoing forward-looking information was prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Actual results of operations are, therefore, likely to vary from the projections and such variations may be material and adverse to us. Accordingly, no assurance can be given that such results will be achieved. Moreover due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans.

 Off-Balance Sheet Arrangements

As of December 31, 2015 and June 30, 2016, we do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 1 of the Notes to Financial Statements included elsewhere herein. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Revenue Recognition

In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, Revenue Recognition (Codified in FASB ASC 605), we will recognize revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are discussed in Note 1 of the Notes to Financial Statements contained elsewhere in this report.

PROPERTIES

Offices

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of October 26, 2016, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned	Capacity

Enrico Dal Monte	700,228	7.78%	CEO & Director

Brunello Pianca	898,000	10.0%	CFO, Chairman and Director

Genito Silvio	0	0.00%	Director

All officers and directors as a group (three persons)	1,598,228	17.78%

(1) This table is based upon 8,882,508 Ordinary Shares issued and outstanding as October 26, 2016.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

18

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Enrico Dal Monte	30	Chief Executive Officer and Director

Brunello Pianca	57	Chief Financial Officer, Chairman and Director

Silvio Genito	48	Independent Director

Enrico Dal Monte

March 2015 – Present-- LAMBDA SPA – Laser technology, Vicenza Italy; board member

May 2014 – Present-- XTRIBE LTD – Application development and IT services, London – United Kingdom; Chief Executive Officer

March.2012 – May 2014--TWODOUBLEU SRL (CEO)- Application development and IT services, Timisoara- Romania; Chief Executive Officer

May.2010 – Present-- ADOPT A RIDER- Communication Company, Lugano – Switzerland; Chief Executive Officer

May.2011- Dec.2011-- AMBROSETTI ASSET MANAGEMENT SIM, Como, Italy; sales for institutional clients

Feb. 2010 – May 2010--ASFID CAPITAL – Family office, Lugano – Switzerland; Intership, assistant credit trading

Mar. 2008 – Sep 2008--TRISTARS – Aesthetical machine company, Venice – Italy; Internship, sales and marketing division

June 2006 – Sep. 2006-- I.R.B. – Institute of biotechnological research, Vicenza – Italy; assistant in cultivation cells division

EDUCATION :

Sep. 2008 – Dec 2010--UNIVERSITà DELLA SVIZZERA ITALIANA, Lugano; Master in Banking and Finance

Sep. 2005 – Sep 2008--UNIVERSITA’ COMMERCIALE LUIGI BOCCONI, Milan, Italy

Bachelor Degree in Business Administration (CLEA)--- Final Dissertation: “Geometry of fractality: evolution or negation of the traditional technical analysis of the financial markets?

Brunello Pianca

Education:

1979 Federal Certificate of Maturity in Economy, Neuchatel, Switzerland Attended several specialization courses in finance at the School of Management SDA Bocconi, Milan, Italy

1982 Graduate in Political Science, University of Lausanne, Switzerland, score 8.38/10

1983 Specialization courses in History and Philosophy, Università degli Studi, Florence, Italy

1993 Master in Business Administration studies, Franklin College&Long Island University, C.W. Post Campus, New York, GPA 4.0 Professional Career

General overview:

As a practicing holder of the authorization to operate as a “Fiduciario Finanziario” and member of the self-regulatory body (OAD), he is a registered financial fiduciary of the Canton Ticino since 1992. Frequently invited to events and conferences on private banking, asset management and pension funds as speaker.

January 2007 2011, 2011 to date:

StudioPhi di Brunello Pianca, StudioPhi SA, Mendrisio, Switzerland. Set up StudioPhi, a financial fiduciary company specializing in asset management. The company manages clients’ portfolios and provides advisory services taxation, insurance, financial advisory. Board member and Director of CoMeta, the pension fund of the Italian engineering industry, Vice President from 1998 to 2001.

Board member and Director of Tower SpA, insurance broker in Vicenza, Italy.

Board member and Director of Aldo Pessina and Associates, insurance broker in Lugano, Switzerland.

Board member and Director of SWM Swiss Wealth Management, asset management company in Lugano. Consultant to corporations in different fields of acidity metal works, luxury goods, financial services and insurance sectors. Cooperates with leading Swiss insurance companies in the field of life insurance policies.

19

January 2005 December 2006:

IFO, Insubriasuisse Family Office SA, set up Insubriasuisse Asset Management SA, Lugano, Switzerland.Family Office ISFO, Partner and General Manager. Managing Asset Management’s area. Head of the team providing tax advice to individuals and corporations.

Director of CoMeta Vice President and member of the Finance Commission. Director of Fondapi, pension fund of small and medium sized Italian companies, Rome, Italy.

October 1991 December 2004:

Lexfin SA, Lugano, Switzerland Set up Lexfin SA, financial company specializing in asset management. Managing Director and partner.

Responsible for the investment strategy. Manager of a SICAV bond fund for Lemanik Asset Management Group, Luxembourg.

Advisor for international corporations, taxation and financial advisory, and institutional clients Banking Foundations, Insurance Brokers, Banks and Financial companies.

Specializing in Italian banking foundations, set up LAF Lexfin Financial Architecture. Consultant for several Italian banking foundations, ie Fondazione Caritro, Trento and Rovereto. Responsible for marketing department southern Europe, United States, Middle East and Latin America. Set up Primafin SA, Lexfin’s representative office in Brasil.

Board member and Director of Tifin SA, Lugano; CoMeta, pension fund in Italy, Rome / Milan; Tower Spa, insurance broker, Vicenza, Italy.

Registered as Financial Fiduciary of Canton Ticino since 1992. April 1990 September 1991:

Surfid SA, Lugano, Switzerland Financial analyst

BPCM, financial advisory to institutional clients in southern Europe and Ticino. Specializing in Far East stock markets, i.e. Japanese stock market. Advising clients on investment strategies. Executive, junior officer. Stages in London, Geneva and Zürich.

January 1987 September 1987:

Nomura Securities, Lugano and Zurich, Switzerland Financial advisory to institutional and private clients in southern Europe and in Ticino. Specializing in investment strategies Asian equity markets, i.e. Nikkei and the Topix. Stages on derivatives, warrants and covered warrants, in addition to fixed and floating rate bonds and swaps.

December 1984 October 1986:

ICRC, International Committee of the Red Cross, Geneva, Switzerland ICRC, Field delegate. Mission in Angola, Africa. Aid development and support to the victims of war. Head of the Provincial Delegation of Lobito.

Silvio Genito

Zulli Tabanelli e Associati – Founder Partner (Jan. 2001 – Present)--Tax and corporate consultancy firm that provides a complete and highly professional range of services (regarding financial, corporate, tax and accounting matters) to both Italian companies and those that operate on an international level: specialization in taxation and national/international finance, with particular reference to M&A, private equity; Consultancy and assistance in the purchasing of companies and/or shareholding and/or company mergers (appraisals, tax due diligence, etc.); Assistance in management buy-out transactions; Private equity and corporate finance with institutional investors, and assistance in the definition of terms, conditions and guarantees; Statutory Auditor and Director in industrial and financial companies.

Società di Professionisti – Associate (July 1999 – Dec 2000)--Tax and corporate consultancy firm with seats in Milan and Vicenza; Specialization in national/international taxation, M&A, private equity.

Studio Associato Legale e Tributario – Manager (June 1997-June 1999)--Tax, legal and corporate consultancy firm member of Ernst & Young Int.; Consultancy and assistance in the purchasing of companies and/or shareholding and/or company mergers (appraisals, tax due diligence, etc.).

Reconta Ernst & Young S.p.A – Supervisor (Jan 1993-May 1997)--Audit firm member of Ernst & Young Int.

Education—University of Venice--University degree in Business Administration; Certified Public Accountant.

20

Related Transactions

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

There are no family relationships between our officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following summarizes all compensation recorded by us in the years ended December 31, 2014 and December 31, 2015. During these periods, no executive officer was paid compensation of any description.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of June 30, 2016:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation for their services.

21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Director Independence

The Company has one “independent” directors (Silvio Genito) within the meaning of the applicable standards.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Price of the Registrant’s Ordinary Shares

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our Ordinary Shares. Under applicable law, we may declare and pay dividends on our Ordinary Shares either out of our surplus, as defined in applicable law, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with applicable law, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any of our shares until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

Between January 1, 2016 and June 30, 2016, the Company sold an aggregate of 223,014 (adjusted for split) shares of Ordinary Stock for an aggregate price of $80,246 ($0.36 per share).

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited number of Ordinary Shares. As of October 26, 2016, there were 8,882,508 Ordinary Shares issued and outstanding.

Ordinary Shares

Holders of our ordinary shares are entitled to one vote for each share on all matters voted upon by our shareholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preference shares, our ordinary shareholders are entitled to any dividends that may be declared by our board. Holders of our ordinary shares are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our ordinary shares have no preemptive rights to purchase shares. Our ordinary shares are not subject to any redemption provisions and are not convertible into any other class of shares. All outstanding ordinary shares are, and the ordinary shares to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our ordinary shares will be subject to those of the holders of any shares of our preference shares we may issue in the future.

22

SELLING STOCKHOLDERS

The following table sets forth the number of shares of Company common stock owned and issuable on the exercise of warrants beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares which are issuable on the exercise of warrants beneficially owned by each selling stockholder which is being offered by this prospectus and the number of shares which are issuable on the exercise of warrants beneficially owned which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

	Shares of		Shares of	Percentage of
	Common Stock	Shares of	Common Stock	Common Stock
	Owned Prior to	Common Stock	Owned After	Owned After
	the Offering	to be Sold (2)	the Offering	this Offering(3)
Name (1)
Enrico Dal Monte	691,092	300,000	391,092	3.98%
Brunello Pianca	886,284	300,000	586,284	5.93%
Matia Sistigu	1,442,952	300,000	1,142,952	11.57%
Marco Paolucci	1,442,952	300,000	1,142,952	11.57%
Silbiotec Uno Sa	1,594,872	300,000	1,294,872	13.10%

Total	6,058,152	1,500,000	4,558,132	46.15%

(1)	All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of November 17, 2016, based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)	Assumes sale of 1,000,000 new shares of Ordinary Stock in this Offering.

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby at the initial offering price of $6.00 per share up to this maximum amount. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

23

●	broker-dealers may agree with the Company or selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

Selling Shareholders

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Shareholders. The Selling Shareholders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this Prospectus, may be deemed to be “underwriters” as that term is defined under the Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

A Selling Shareholder may pledge his/her/its shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares of Common Stock. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. The Selling Shareholders is not permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

24

EXPERTS

Our financial statements for the years ended December 31, 2014 and December 31, 2015 along with the related statements of operations, shareholders’ equity and cash flows in this prospectus have been audited by Morison Cogen LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting. Our financial statements for the period ended June 30, 2016 along with the related statements of operations and cash flows in this prospectus have been reviewed by Morison Cogen LLP, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our financial statements of commencing on page F-1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

a)	The years ended December 31, 2014 and December 31, 2015 (audited)

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

XTRIBE P.L.C.

We have audited the accompanying balance sheets of XTRIBE P.L.C. (the “Company”) as of December 31, 2015 and 2014, and the related statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from development activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
November 18, 2016

F-1

XTRIBE P.L.C.

Balance Sheets

December 31, 2015 and 2014

	2015	2014

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$201,603	$66,215

TOTAL CURRENT ASSETS	201,603	66,215

SOFTWARE, net of accumulated amortization of $23,271 and $8,630	54,299	77,670

TOTAL ASSETS	$255,902	$143,885

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$21,755	$42,219
Loans payable - shareholders	430,078	314,384

TOTAL CURRENT LIABILITIES	451,833	356,603

SHAREHOLDERS' DEFICIT

Ordinary shares, $0.034 par value; unlimited shares authorized; 8,662,478 shares issued and outstanding at December 31, 2015 and 7,596,000 shares issued and outstanding at December 31, 2014	304,184	267,924

Additional paid in capital	71,734	(253,042)

Accumulated deficit	(623,689)	(242,969)

Cumulative other comprehensive income	51,840	15,369

SHAREHOLDERS' DEFICIT	(195,931)	(212,718)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$255,902	$143,885

The accompanying notes are an integral part of these financial statements.

F-2

XTRIBE P.L.C.

Statements of Operations

	For the Years Ended
	December 31, 2015	December 31, 2014

SALES	-	-

OPERATING EXPENSES
General and administrative	49,234	34,841
Sales and marketing	58,860	-
Research and development	272,626	202,270
Total operating expenses	380,720	237,111

NET LOSS	$(380,720)	$(237,111)

BASIC AND DILUTED NET LOSS PER ORDINARY SHARE	$(0.05)	$(0.05)

BASIC AND DILUTED WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING	7,958,709	5,064,000

The accompanying notes are an integral part of these financial statements.

F-3

XTRIBE P.L.C.

Statements of Comprehensive Loss

	For the Years Ended
	December 31, 2015	December 31, 2014

NET LOSS	$(380,720)	$(237,111)

OTHER COMPREHENSIVE INCOME
Foreign Currency Translation Adjustments, net of tax	36,471	15,400
TOTAL OTHER COMPREHENSIVE INCOME, net of tax	36,471	15,400

COMPREHENSIVE LOSS	$(344,250)	$(221,711)

The accompanying notes are an integral part of these financial statements.

F-4

XTRIBE P.L.C.

Statement of Changes in Shareholders’ Deficit

For the Years Ended December 31, 2015 and 2014

	Ordinary		Ordinary			Cumulative
	Shares		Shares	Additional		Other
	Number of		Subscription	Paid-In	Accumulated	Comprehensive
	Shares	Amount	Receivable	Capital	Deficit	Income	Total
Balance December 31, 2013	10,000	$10,000	$(14,882)	$4,882	$(5,858)	(31)	$(5,889)

Recapitalization	7,586,000	257,924	-	(257,924)	-	-	-

Adjusted Balance, December 31, 2013	7,596,000	267,924	(14,882)	(253,042)	(5,858)	(31)	(5,889)

Settlement of ordinary share subscription	-	-	14,882	-	-	-	14,882
Net loss	-	-	-	-	(237,111)	-	(237,111)
Cumulative translation adjustment	-	-	-	-	-	15,400	15,400

Balance December 31, 2014	7,596,000	267,924	-	(253,042)	(242,969)	15,369	(212,718)

Issuance of ordinary shares	1,066,478	36,260	-	324,776	-	-	361,036
Net loss	-	-	-	-	(380,720)	-	(380,720)
Cumulative translation adjustment	-	-	-	-	-	36,471	36,471

Balance December 31, 2015	8,662,478	$304,184	$-	$71,734	$(623,689)	$51,840	$(195,931)

The accompanying notes are an integral part of these financial statements.

F-5

XTRIBE P.L.C.

Statements of Cash Flows

	For the Years Ended
	December 31, 2015	December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(380,720)	$(237,111)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	16,387	9,202
Increase (decrease) in liabilities
Accounts payable and accrued expenses	(17,104)	38,277

Net cash used in operating activities	(381,437)	(189,632)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of software	-	(97,678)

Net cash used in investing activities	-	(97,678)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of ordinary shares	361,036	-
Proceeds from loans payable - shareholders	155,791	350,103

Net cash provided by financing activities	516,827	350,103

EFFECT OF EXCHANGE RATE ON CASH	(2)	2,151

NET INCREASE IN CASH AND CASH EQUIVALENTS	135,388	64,944

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	66,215	1,271

CASH AND CASH EQUIVALENTS - END OF YEAR	$201,603	$66,215

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during year for:
Interest	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Loans payable -shareholders used as settlement of ordinary share subscription	$-	$14,882

The accompanying notes are an integral part of these financial statements.

F-6

XTRIBE P.L.C.

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

The Company was originally registered as a private limited company in the United Kingdom as MEC FOOD (UK) LTD on December 12, 2011.O n May 12, 2014, the Company changed its name to XTRIBE Limited.O n April 30, 2016, the Company was registered as a public limited company and changed its name to XTRIBE P.L.C.T he Company has developed a free smartphone application which allows the user to sell, buy, swap and rent objects and services utilizing an active geolocation tool which locates all potential customers within any specified geographic target.T ransactions can be completed without any intermediary, directly between party and counter-party, without any commissions or third-party payments.U sers have the option of customizing the app to best promote commerce.T he Company derives revenues by its B2B division, XTRIBE Store.T he XTRIBE application is available for Apple and Android devices and can be easily downloaded for free to a user’s mobile device.O nce installed, the user establishes a free account and can immediately transact and communicate with other users.

The Company’s principal office is located in London, England.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Recapitalization

On April 30, 2016, the Board of Directors approved and adopted a 21.1:1 recapitalization.T he accompanying financial statements and notes to the financial statements give retroactive effect to the recapitalization for all periods presented unless otherwise specified.

On November 3, 2016, the Board of Directors approved and adopted a 36:1 recapitalization and a reduction in the par value of the ordinary shares from $1.00 to $0.034.T he accompanying financial statements and notes to the financial statements give retroactive effect to the recapitalization for all periods presented unless otherwise specified.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Comprehensive Income

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220, “Comprehensive Income,” in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.T he Company has one item of other comprehensive income, consisting of a foreign translation adjustment.

Foreign Currency Transactions and Translation

The functional currency of the operations of the Company is the Euro. The capitalization of the Company is provided in British pounds (“GBP”), while the Company transacts a majority of its other transactions including loans from shareholders in Euros, which makes the Euro the functional currency.G ains and losses resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting periods as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction losses of $17,081 and $3,087 for the years ended December 31, 2015 and 2014.

F-7

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currency are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in the accumulated other comprehensive income (loss) as a component of shareholders’ equity.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts payable and accrued expenses and loans payable. The carrying value of accounts payable and accrued expenses approximate their fair value because of their short maturities. The Company believes the carrying amount of its loans payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

Software

Software is stated at cost. Amortization is computed using the straight-line method over the estimated useful lives of the assets, principally five years. Maintenance and upgrades to the software are charged to operations. Upon retirement, sale, or other disposition of software, the costs and accumulated amortization are eliminated from the accounts, and any resulting gain or loss is included in operations.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with FASB ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

Revenue Recognition

In accordance with FASB ASC 605, “Revenue Recognition,” the Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists, (ii) a retailer, distributor or wholesaler receives the goods and acceptance occurs, (iii) the price is fixed or determinable, and (iv) collectability of the revenue is reasonably assured. Subject to these criteria, the Company recognizes revenue from product sales, upon the application initialization on the XTRIBE Store by the customer.

Income Taxes

The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2012 through 2015 remain subject to examination by major tax jurisdictions.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $19,869 and $0 for the years ended December 31, 2015 and 2014 and are included in sales and marketing expenses.

F-8

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the years ended December 31, 2015 and 2014 were $272,626 and $202,270.

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company reported a net loss for each of the years presented and because the Company has no ordinary share equivalents, the amounts reported for basic and diluted loss per share were the same.

Recently Adopted Accounting Pronouncements

As of December 31, 2015 and for the year then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this Update provide guidance about management’s responsibility to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued and to provide related footnote disclosures. Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is evaluating the effect of the adoption of this standard.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. The amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not anticipate the adoption of this standard to have a material effect on the financial statements.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and experienced negative cash flow from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

F-9

As of November 7, 2016, the Company has a cash position of approximately $43,000. Based upon the current cash position and the Company’s planned expense run rate, management believes the Company has funds currently to finance its operations through December 2016.

NOTE 3 – LOANS PAYABLE – SHAREHOLDERS

During the year ended December 31, 2014, the Company received loans in the amount of $314,384 from three shareholders.T he Chief Executive Officer of the Company has material interests in one of the shareholders (See Note 7).

During the year ended December 31, 2015, the Company received additional loans in the amount of $115,694 from two other shareholders in which one of them is the Chief Executive Officer of the Company (See Note 7).

The loans are interest-free and unsecured with no formal repayment terms.

NOTE 4 – INCOME TAXES

The Company follows FASB ASC 740-10-10 whereby an entity recognizes deferred tax assets and liabilities for future tax consequences or events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

At December 31, 2015, the Company has trading losses in the United Kingdom, which is similar to net operating losses in the United States, of approximately $91,000. These losses can be carried forward to offset future taxable income indefinitely. Deferred tax assets would arise from the recognition of anticipated utilization of these net operating losses to offset future taxable income.

The income tax (benefit) provision consists of the following:

	December 31,
	2015	2014
Current	$(19,000)	$(5,000)

Deferred	$(57,000)	$(42,000)

Change in valuation allowance	76,000	47,000

	$-	$-

The following is a reconciliation of the tax derived by applying the United Kingdom rate of 20% to the earnings before income taxes and comparing that to the recorded tax provisions:

	December 31, 2015		December 31, 2014
	Amount	%	Amount	%
United Kingdom income tax benefit at

statutory rate	$(76,000)	(20)	$(47,000)	(20)

Change in valuation allowance	76,000	20	47,000	20

Net	$-	-	$-	-

F-10

The primary components of the Company’s December 31, 2015 and 2014 deferred tax assets, liabilities and related valuation allowances are as follows:

	December 31,
	2015	2014

Deferred tax asset for trading losses carryforward	$(24,000)	$(5,000)

Temporary differences - software development costs	$(100,000)	$(43,000)
Valuation allowance	124,000	48,000

Net	$-	$-

Management determined that realization of the deferred tax assets is not assure and recorded a valuation allowance for the amount of such benefits.

As of January 1, 2014, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2015 and 2014 related to unrecognized tax benefits.T here has been no change in unrecognized tax benefits during the years ended December 31, 2015 and 2014, and there was no accrual for uncertain tax positions as of December 31, 2015 and 2014.T ax years from 2012 through 2015 remain subject to examination by major tax jurisdictions.

NOTE 5 – SHAREHOLDERS’ EQUITY

During the year ended December 31, 2015, the Company sold 29,624 shares of the Company’s ordinary shares for $361,036.

NOTE 6 – OPERATING LEASES

As of December 31, 2015, the Company was not obligated under any non-cancelable operating lease arrangements.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has a consulting arrangement with a company in which the Chief Executive Officer has a material interest.A s of December 31, 2015 and 2014, this company was owed $0 and $8,169.D uring the years ended December 31, 2015 and 2014, the Company paid $108,756 and $87,289 to this company.

In 2014, the Company received shareholder loans from a company in which the Chief Executive Officer has a material interest.A s of December 31, 2015 and 2014, the balance of the loans were $201,738 and $224,438, the change resulting from the foreign currency translation.

As of December 31, 2015 and 2014, the Company owed $54,267 and $0 to one of the shareholders who is also the Chief Executive Officer of the Company (See Note 3).

On May 12, 2014, the Company purchased software from a company in which the Chief Executive Officer has a material interest and paid $86,299.

b)       The periods ended June 30, 2015 and June 30, 2016 (unaudited)

F-11

XTRIBE P.L.C.

Condensed Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$169,909	$201,603
Other receivable	351,296	-

TOTAL CURRENT ASSETS	521,205	201,603

EQUIPMENT
Software, net of accumulated depreciation of $31,474 and $23,271	47,211	54,299

TOTAL ASSETS	$568,416	$255,902

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$15,932	$21,755
Loans payable - shareholders	630,206	430,078

TOTAL CURRENT LIABILITIES	646,138	451,833

SHAREHOLDERS' DEFICIT

Ordinary shares, $0.034 par value; unlimited shares authorized; 8,882,568 shares issued and outstanding at June 30, 2016 and 8,662,478 shares issued and outstanding at December 31, 2015	311,667	304,184

Additional paid in capital	144,497	71,734

Accumulated deficit	(583,744)	(623,689)

Accumulated other comprehensive income	49,858	51,840

SHAREHOLDERS' DEFICIT	(77,722)	(195,931)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$568,416	$255,902

See the accompanying notes to the condensed financial statements.

F-12

XTRIBE P.L.C.

Condensed Statements of Operations

(Unaudited)

	For the Six Months Ended
	June 30, 2016	June 30, 2015

SALES	-	-

OPERATING EXPENSES
General and administrative	92,715	24,535
Sales and marketing	41,667	6,669
Research and development	32,382	92,947
Total operating expenses	166,764	124,151

NET OPERATING LOSS	(166,764)	(124,151)

OTHER INCOME
Interest income	14	-
Other income	206,694	-
	206,708	-

NET INCOME (LOSS)	$39,945	$(124,151)

BASIC AND DILUTED NET INCOME (LOSS) PER ORDINARY SHARE	$0.00	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING	8,809,205	7,662,592

See the accompanying notes to the condensed financial statements.

F-13

XTRIBE P.L.C.

Condensed Statements of Comprehensive Income (Loss)

(Unaudited)

	For the Six Months Ended
	June 30, 2016	June 30, 2015

NET INCOME (LOSS)	$39,945	$(124,151)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Adjustments, net of tax	(1,982)	20,458
TOTAL OTHER COMPREHENSIVE INCOME (LOSS), net of tax	(1,982)	20,458

COMPREHENSIVE INCOME (LOSS)	$37,963	$(103,693)

See the accompanying notes to the condensed financial statements.

F-14

XTRIBE P.L.C.

Condensed Statement of Changes in Shareholders’ Deficit

For the Six Months Ended June 30, 2016

	Ordinary				Accumulated
	Shares		Additional		Other
	Number of		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance December 31, 2015 (Audited)	8,662,478	$304,184	$71,734	$(623,689)	$51,840	$(195,931)

Issuance of ordinary shares	220,090	7,483	72,763	-	-	80,246
Net income	-	-	-	39,945	-	39,945

Cumulative translation adjustment	-	-	-	-	(1,982)	(1,982)

Balance June 30, 2016 (Unaudited)	$8,882,568	$311,667	$144,497	$(583,745)	$49,858	$(77,722)

See the accompanying notes to the condensed financial statements.

F-15

XTRIBE P.L.C.

Condensed Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30, 2016	June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$39,945	$(124,151)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	7,869	8,253

Increase in assets
Other receivable	(348,806)	-
Decrease in liabilities
Accounts payable and accrued expenses	(6,093)	(24,779)

Net cash used in operating activities	(307,085)	(140,677)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of ordinary shares	80,246	112,870
Proceeds from loans payable - shareholders	192,569	69,748

Net cash provided by financing activities	272,815	182,618

EFFECT OF EXCHANGE RATE ON CASH	2,576	(3,415)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(31,694)	38,526

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	201,603	66,215

CASH AND CASH EQUIVALENTS - END OF PERIOD	$169,909	$104,741

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during year for:
Interest	$-	$-

Income taxes	$-	$-

See the accompanying notes to the condensed financial statements.

F-16

XTRIBE P.L.C.

Notes to the Condensed Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

The Company was originally registered as a private limited company in the United Kingdom as MEC FOOD (UK) LTD on December 12, 2011.O n May 12, 2014, the Company changed its name to XTRIBE Limited.O n April 30, 2016, the Company was registered as a public limited company and changed its name to XTRIBE P.L.C.T he Company has developed a free smartphone application which allows the user to sell, buy, swap and rent objects and services utilizing an active geolocation tool which locates all potential customers within any specified geographic target.T ransactions can be completed without any intermediary, directly between party and counter-party, without any commissions or third-party payments.U sers have the option of customizing the app to best promote commerce.T he Company derives revenues by its B2B division, XTRIBE Store.T he XTRIBE application is available for Apple and Android devices and can be easily downloaded for free to a user’s mobile device.O nce installed, the user establishes a free account and can immediately transact and communicate with other users.

The Company’s principal office is located in London, England.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

Recapitalization

On April 30, 2016, the Board of Directors approved and adopted a 21.1:1 recapitalization.T he accompanying financial statements and notes to the financial statements give retroactive effect to the recapitalization for all periods presented unless otherwise specified.

On November 3, 2016, the Board of Directors approved and adopted a 36:1 recapitalization and a reduction in the par value of the ordinary shares from $1.00 to $0.034.T he accompanying financial statements and notes to the financial statements give retroactive effect to the recapitalization for all periods presented unless otherwise specified.

Foreign Currency Transactions and Translation

The functional currency of the operations of the Company is the Euro. The capitalization of the Company is provided in British pounds (“GBP”), while the Company transacts a majority of its other transactions including loans from shareholders in Euros, which makes the Euro the functional currency.G ains and losses resulting from transactions in currencies other than the functional currency of the Company are recorded in the statement of operations for the reporting periods as part of general and administrative expense. Included in general and administrative expense were foreign currency transaction gains of $25,120 and $75 for the six months ended June 30, 2016 and 2015.

The reporting currency of the Company is the United States (U.S.) dollar. The financial statements in functional currency are translated to U.S. dollars using the closing rate of exchange for assets and liabilities and average rate of exchange for the statement of operations. The capital accounts are translated at historical rate. Translation gains and losses are recorded in the accumulated other comprehensive income (loss) as a component of shareholders’ equity.

F-17

Basic and Diluted Net Income per Share of Ordinary Shares

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company has no ordinary share equivalents, including preferred stock, stock options and warrants, the amounts reported for basic and diluted loss per share were the same.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the six months ended June 30, 2016 and 2015 were $32,382 and $92,947.

On June 30, 2016, the Company entered into an agency agreement whereby the agent would receive five percent of all sales that the agent introduced to the Company.I n addition, the agent would reimburse the Company 55 percent of the software development costs that the Company had expended, which were $638,720 as of June 30, 2016.T herefore, the amount of $351,296 was billed to the agent and is to be paid by December 31, 2016 and has been recorded as other receivable.

Software development costs that were incurred during the six months ended June 30, 2016, amounting to $163,500, have been completely offset by the agent’s reimbursement, with the remaining reimbursement balance of $206,694 reflected as other income for the six months ended June 30, 2016.

Recently Adopted Accounting Pronouncements

As of June 30, 2016 and for the period then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of June 30, 2016, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements through 2017.

NOTE 2 – MANAGEMENT PLANS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and experienced negative cash flow from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has focused on developing and implementing its business plan. The Company believes that its existing cash resources will not be sufficient to sustain operations during the next twelve months. The Company currently needs to generate revenue in order to sustain its operations. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would likely be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations.

F-18

As of November 7, 2016, the Company has a cash position of approximately $43,000. Based upon the current cash position and the Company’s planned expense run rate, management believes the Company has funds currently to finance its operations through December 2016.

NOTE 3 – NOTES PAYABLE – SHAREHOLDERS

During the six months ended June 30, 2015, the Company received loans in the amount of $69,748 from two shareholders.

During the six months ended June 30, 2016, the Company received loans in the amount of $192,569 from three shareholders, of which one of the shareholders was the same as those in the June 30, 2015 loan transactions.

The loans are interest-free and unsecured with no formal repayment terms.

NOTE 4 – INCOME TAXES

Income tax expense was $0 for the six months ended June 30, 2016 and 2015.

As of January 1, 2016, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2016 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the six months ended June 30, 2016, and there was no accrual for uncertain tax positions as of June 30, 2016. Tax years from 2012 through 2015 remain subject to examination by major tax jurisdictions.

There is no income tax benefit for the losses for the six months ended June 30, 2016 and 2015, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

NOTE 5 – SHAREHOLDERS’ EQUITY

During the six months ended June 30, 2015, the Company issued 11,100 ordinary shares and raised $112,870.

During the six months ended June 30, 2016, the Company issued 6,114 ordinary shares and raised $80,246.

NOTE 6 – OPERATING LEASES

As of June 30, 2016, the Company was not obligated under any non-cancelable operating lease arrangements.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has a consulting arrangement with a company in which the Chief Executive Officer has a material interest.A s of June 30, 2016 and 2015, this company was owed $0.D uring the six months ended June 30, 2016 and 2015, the Company paid $64,898 and 48,940 to this company.

During the six months ended June 30, 2016 and 2015, the Company received shareholder loans from a company in which the Chief Executive Officer has a material interest.A s of June 30, 2016 and December 31, 2015, the balance of the loans were $204,638 and $201,738, the change resulting from the foreign currency translation (See Note 3).

As of June 30, 2016 and December 31, 2015, the Company owed $110,825 and $54,267 to one of the shareholders who is also the Chief Executive Officer of the Company (See Note 3).

F-19

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

The Company’s management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedure include, without limitations, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Exchange Act Rules 13a-15 and 15d-15, an evaluation was completed by the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this Annual Report. Based on that evaluation, as of June 30, 2016 the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective in providing reasonable assurance that the information required to be disclosed in the Company’s reports filed or submitted under the Exchange Act was recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

●	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

26

As of December 31, 2015, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our management in connection with the review of our financial statements for the period ended December 31, 2015.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Management’s Remediation Initiatives

Given the financial resources available to the Company, the Company is not in a position to institute any realistic remediation of the identified material weaknesses and other deficiencies and enhance our internal controls.A s such time as the Company commences operations and has the financial resources to address and eliminate the identified weaknesses, we intend to take action to do so.U nfortunately, until the Company has such financial resources, the identified weaknesses will continue to exist.

Changes in Internal Control over Financial Reporting. During the period from inception (December 12, 2011) through June 30, 2016, there were no changes in the Company’s internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Limitations on the Effectiveness of Controls. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

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PROSPECTUS

1,000,000 ORDINARY SHARES OF

XTRIBE P.L.C.

Dealer Prospectus Delivery Obligation

Until [DATE], all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10. Indemnification of Directors and Officers

Pursuant to our Company Registration and other corporate documents, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of England and Wales.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11. Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$1,738
Accounting fees and expenses	$30,000
Legal fees and expenses	$40,000
Printing expenses	$5,000
Miscellaneous	$10,000

TOTAL	$86,738

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

Since inception, the Company has sold 8,882,508 shares of Ordinary Stock which were not registered under the Securities Act of 1933.A ll of said shares were sold outside of the United States pursuant to an exemption from registration in Regulation S promulgated under the Securities Act of 1933.

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Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS

Exhibit No.	Description

3(i)	Certificate of Incorporation of MEC FOOD (UK) LTD

3(ii)	Certificate of Incorporation on Change of Name XTRIBE P.L.C

5.1	Legal Opinion of Legal Robert Diener, Esq.

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized 25th day of November, 2016.

XTRIBE P.L.C.

(Registrant)

By:	/s/ Enrico Dal Monte
Enrico Dal Monte
Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 25, 2016

By:	/s/ Brunello Pianca
Brunello Pianca
Chief Financial Officer, Chairman of the Board and Director
(Principal Financial and Accounting Officer)

Date: November 25, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Enrico Dal Monte
Enrico Dal Monte
Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 25, 2016

By:	/s/ Brunello Pianca
Brunello Pianca
Chief Financial Officer, Chairman of the Board and Director
(Principal Financial and Accounting Officer)

Date: November 25, 2016

By:	/s/ Silvio Genito
Silvio Genito
Director

Date: November 25, 2016

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EXHIBIT LIST

Exhibit No.	Description

3(i)	Certificate of Incorporation of MEC FOOD (UK) LTD
3(ii)	Certificate of Incorporation on Change of Name XTRIBE P.L.C.
5.1	Legal Opinion of Legal Robert Diener, Esq.
23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

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